Exhibit 99.4

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned each hereby constitutes and appoints Philipp Wiedmann, Dr. Martin Flick and Alexander Link, and each of them separately and singly, his true and lawful attorney-in-fact, with full power of substitution, to sign any and all instruments, certificates and documents that may be necessary, desirable or appropriate to be executed on behalf of the undersigned as an individual or in the undersigned’s capacity as an officer, director, board member, or other representative, as applicable, of any corporation, limited liability company or other entity, pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934, the Trust Indenture Act of 1939, the Investment Company Act of 1940, and the Investment Advisers Act of 1940, in each case as amended from time to time, and any and all rules and regulations of the United States Securities and Exchange Commission promulgated thereunder, or pursuant to any U.S. state securities or “blue sky” law, or the rules of any U.S. national securities exchange, registered securities association, or other self-regulatory organization (collectively, “U.S. Securities Laws and Rules”), under seal or otherwise, and to acknowledge and file or furnish the same, with all exhibits thereto, and any other documents in connection therewith, with the United States Securities and Exchange Commission, and with any other entity, when and if such execution, acknowledgment, and filing or furnishing is mandated by the U.S. Securities Laws and Rules, or any of them, as applicable, granting unto said attorney-in-fact the full power and authority to do and perform each and every act and thing necessary, desirable or appropriate, to fulfill the foregoing purposes, to the full extent that the undersigned might or could do in person, thereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may lawfully do or cause to be done by virtue hereof. The above-named attorneys-in-fact and their substitutes shall have no liability to the undersigned or any such corporation, limited liability company or other entity for any liability, cost, or damage incurred by any such attorney-in-fact or his substitutes, and shall be indemnified and held harmless for the same, absent willful misconduct or gross negligence, provided that no such person shall be indemnified for any such liability, cost or damage resulting from any violation of U.S. Securities Laws and Rules by such person.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of the 25th day of July, 2025.

/s/ Hansjoerg Plaggemars
Hansjoerg Plaggemars

/s/ Pilar de la Huerta Martinez
Pilar de la Huerta Martinez